Exhibit (6)(m)

LOAN AGREEMENT AMENDMENT AND NOTE MODIFICATION AGREEMENT

THIS LOAN AGREEMENT AMENDMENT AND NOTE MODIFICATION AGREEMENT (“Agreement”) is made as of October 30, 2023, by and between Phoenix Capital Group Holdings, LLC (the “Original Borrower”); Phoenix Operating, LLC (the “New Borrower”); and Adamantium Capital LLC (the “Lender”).

RECITALS:

A.        Original Borrower and Lender entered into that certain Loan Agreement dated as of September 13, 2023 (the “Loan Agreement”), pursuant to which Lender agreed to extend a secured loan to Borrower in the maximum principal amount of up to $200,000,000.00 (the “Loan”), and Original Borrower agreed to obtain credit from Lender, on the terms and conditions set forth in the Loan Agreement.

B.        The Loan is evidenced by a Subordinate Master Credit Note (Accrual Pay) and a Subordinate Master Credit Note (Current Pay) made by the Original Borrower in favor of Lender as of September 13, 2023 (collectively, the “Notes”)

C.        New Borrower is a subsidiary of Original Borrower and now desires to become a borrower of the Loan, a party to the Loan Agreement and a borrower of the Notes, and each of Original Borrower and Lender desire the same.

D.        New Borrower, Original Borrower and Lender now desire to execute this Agreement to set forth their agreements with respect to the above referenced matters.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.        Definitions. Except as modified hereby, all capitalized terms used in this Agreement will have the respective meanings assigned thereto in the Loan Agreement unless otherwise defined in this Agreement.

2.        Amendments to Loan Documents. New Borrower is hereby added as a borrower under the Loan Agreement and each of the Notes. All use of the term “Borrower” in the Loan Agreement, each of the Notes and any mortgage, pledge, deed of trust, financing statement or other security instrument entered into to secure the Loan (collectively, the “Loan Documents”) shall, and shall be deemed to, refer to New Borrower and Original Borrower, collectively.

3.        Ratification; No Novation; Reaffirmation of Grant of Security Interest. Borrower promises and agrees to pay and perform the obligations of payment and performance set forth in the Loan Agreement and Notes, as hereby modified and amended, and further agrees to perform all of its requirements, conditions and obligations under the terms of the Loan Documents as hereby modified and amended, all such documents being hereby ratified and affirmed. The execution and delivery of this Agreement shall not constitute a novation or accord and satisfaction of any Loan Document, or a modification of any lien, encumbrance or security title, if any, securing the obligations thereunder. All references in the Loan Documents to the Loan Agreement shall hereinafter be deemed to be a reference to such document as amended by this Agreement.

4.        Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws.

5.        Binding Effect. This Agreement shall be binding on and inure to the benefit of any assignee or the respective successors and assigns of the parties hereto.

6.        Counterparts Telecopied Signatures. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute one and the same instrument. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature to this Agreement.

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LOAN AGREEMENT AMENDMENT AND NOTE MODIFICATION AGREEMENT

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed by its duly authorized representative as of the day and year first above written.

ORIGINAL BORROWER:

PHOENIX CAPITAL GROUP HOLDINGS, LLC a Delaware limited liability company

By:	/s/ Lindsey Wilson
Name:	Lindsey Wilson
Title:	Manager

NEW BORROWER

PHOENIX OPERATING, LLC, a Delaware limited liability company

By:	Phoenix Capital Group Holdings, LLC
Its:	Manager

	By:	/s/ Lindsey Wilson
	Name:	Lindsey Wilson
	Its:	Manager

LENDER:

ADAMANTIUM CAPITAL LLC a Delaware limited liability company

By:	/s/ Lindsey Wilson
Name:	Lindsey Wilson
Title:	Authorized Signatory